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                                                                   EXHIBIT 10.12

                             THE EDISON PROJECT INC.
                       AMENDED WARRANT PURCHASE AGREEMENT

         THIS AMENDED WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of June 1, 1998, by and between THE EDISON PROJECT INC., a Delaware corporation (the "Company") and THE D2F2 FOUNDATION, a California charitable trust (the "Purchaser").

         WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, a warrant in the form attached hereto as Exhibit A (the "Warrant") to purchase up to 3,775,000 shares (the "Warrant Shares") of the Company's Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred") at a price per share of $3.98 and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. PURCHASE OF THE WARRANT. The purchase and sale of the Warrant (the "Closing") shall take place at 10:00 AM at the

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offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York
10038 on June 3,1998 or at such other time, place and date as the Company and the Purchaser agree (the "Closing Date"). At the Closing, (i) each of the Company and the Purchaser shall execute and deliver this Agreement, (ii) the Company shall issue the Warrant to the Purchaser and (iii) the Purchaser shall pay to the Company in immediately available funds, Two Million, Five Hundred Thousand Dollars ($2,500,000, the "Purchase Price"). Also at the Closing, the Company shall deliver to Purchaser an Opinion of Counsel in the form attached hereto as Exhibit B. The execution and delivery of this Agreement and the Closing shall be simultaneous in that neither the execution and delivery of this Agreement nor any event required by the terms hereof to occur at the Closing shall be deemed to have occurred until such execution and delivery have occurred, and when such execution and delivery and all such events have occurred, they shall be deemed to have occurred simultaneously.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that as of the Closing Date:

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         (a) Organization. Corporate Power and Licenses. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the Company. The Company possesses the requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         (b) Capital Stock. The capital stock of the Company consists of: (i) 99,468,096 shares of common stock, par value $0.01 per share (collectively, the "Common Stock") of which (A) 92,708,669 shares have been designated Series A Common Stock, 6,214,704 shares of which are issued and outstanding, 51,664,872 shares of which are reserved for issuance upon conversion of the outstanding shares of preferred stock of the Company (giving effect to the issuance of the Series D Preferred to be issued pursuant to the Subscription Agreement dated December 30, 1997 among the Company and the Investors named therein, as amended from time to time

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(the "Subscription Agreement")), and 19,147,413 shares are reserved for issuance upon exercise of the options and warrants of the Company currently outstanding,
(B) one share has been designated as Series B Common Stock, which share is issued and outstanding, (C) one share has been designated as Series C Common Stock, which share is issued and outstanding, (D) one share has been designated as Series D Common Stock, which share is issued and outstanding, (E) one share has been designated as Series E Common Stock, which share is issued and outstanding, (F) one share has been designated as Series F Common Stock, which share is issued and outstanding, (G) one share has been designated as Series G Common Stock, which share is issued and outstanding, (H) one share has been designated as Series H Common Stock, which share is issued and outstanding, and
(I) 6,759,420 shares have been designated as Non-Voting Common Stock, none of which is issued and outstanding and all of which is reserved for issuance upon conversion of the Non-voting Series E Convertible Preferred Stock and/or Series
A Common Stock; and (ii) 70,105,972 shares of Preferred Stock, par value $0.01 per share (collectively, the "Preferred Stock") of which (A) 31,000,000 shares have been designated Series A Convertible Preferred Stock (the "Series A Stock"),30,294,435 shares of which are issued and outstanding and 213,333 of which are reserved for issuance upon

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exercise of warrants issued to Comdisco, Inc., (B) 1,010,101 shares have been designated Series B Convertible Preferred Stock (the "Series B Stock), of which 1,010,101 shares are issued and outstanding, (C) 6,258,608 shares have been designated Series C Convertible Preferred Stock (the "Series C Stock"), of which 6,258,608 shares are issued and outstanding, (D) 25,077,843 shares have been designated Series D Preferred, of which 5,885,145 shares are issued and outstanding, and 8,216,583 shares are reserved for issuance pursuant to the Subscription Agreement and (E) 6,759,420 shares have been designated NonVoting Series E Stock, no shares of which are issued and outstanding and all of which are reserved for issuance upon conversion of Series D Preferred. The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation of the Company dated as of December 30, 1997, as amended.

         (c) Pre-emptive and Other Rights to Purchase Stock. Other than as set forth above, the pre-emptive rights contained in the Company's Amended and Restated Shareholders' Agreement dated as of December 30, 1997, as amended from time to time (the "Shareholders Agreement"), the rights of the Investors under the Subscription Agreement and as provided herein, (i) the Company

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does not have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock, (ii) no person has any right (contingent or otherwise) against the Company to subscribe for or purchase any capital stock or other securities convertible into or exchangeable into capital stock of the Company and (iii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any other securities convertible into or exchangeable for any shares of the Company's capital stock.

         (d) Valid Issuance. All shares of the Company's stock are, and upon issuance in accordance with this Agreement and the Warrant, the Warrant Shares will be (i) duly and validly issued, (ii) fully paid and nonassessable, (iii) except as set forth in the Shareholders Agreement, free of any liens (as defined below) other than those created by the owner thereof, and (iv) issued in compliance with all applicable federal and state securities laws.

         (e) Authorization; No Breach. The execution, delivery and performance of this Agreement and the Warrant and the issuance of the Warrant Shares as provided herein and therein have been duly authorized by the Company. Each of this Agreement and the

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Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar rights generally affecting the enforceability of creditors rights or by general principles of equity. The execution and delivery by the Company of this Agreement and the Warrant, the offering, sale and issuance of the Warrant, the issuance of the Warrant Shares upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any

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subsidiary is subject.

         (f) Subsidiaries. Schedule 3(f) sets forth the subsidiaries of the Company, the jurisdiction of organization of each subsidiary, its shares of capital stock or partnership interests outstanding, and the record and beneficial owner of such shares or interests. Except for the subsidiaries, the Company does not own or control, directly or indirectly, any partnership interests, stock or other equity interests in any corporation, partnership or other entity or any voting rights or right to control the policies and direction of any corporation, partnership or other entity. There are no outstanding options, warrants, subscriptions, agreements or other rights for the purchase or acquisition from the Company or any subsidiary of any shares of capital stock or other securities of any subsidiary.

         (h) Broker's Fees. No person or entity acting on behalf or under the authority of the Company is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

         (i) Segregation and Use of Proceeds. It is the Purchaser's intention in purchasing the Warrant that the proceeds be used to

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enable the Company to provide educational services to selected schools (each approved in advance by the Purchaser) in low per capita expenditure public school districts to which the Company would not otherwise be able to extend its services without financial support beyond that available from the school district and that for which the Company is prepared to expend its general funds. In order to assure that this intention is given effect:

         (A) The Company shall segregate the proceeds from the Purchase Price in a separate interest bearing account or accounts, each at a bank or other financial institution acceptable to the Purchaser, and shall use and disburse the proceeds, and interest earned thereon, solely for the specific purposes, at specific schools, as may from time to time be identified and approved in advance by the Purchaser as expenditures in furtherance of the Purchaser's charitable and educational objectives as above set forth.

         (B) The Company may request from time to time that all or a portion of the segregated funds be applied to enable the Company to extend its educational services to a particular school or schools and, in doing so, shall set forth with specificity the purpose of the expenditure and a description of the educational

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advantages to be obtained by the school district and shall provide all such other information concerning the school, school district, and the reason that the expenditure of the segregated funds is necessary to enable the Company to extend its educational services to the school and school district as the Purchaser may request. No expenditure shall be made from the segregated funds unless specifically approved by the Purchaser.

         (C) The Company shall report to the Purchaser quarterly on the status of the segregated account(s) and all expenditures made from such account(s).

         (D) In the event that any funds in the segregated account(s) remain unexpended upon the expiration of a period of five (5) years after the date of this Agreement, the Company shall return the unexpended funds to the Purchaser. In that event, the Company shall be entitled to cancel the Warrant as to a number of Warrant Shares which bears the same relationship to the total number of Warrant Shares originally subject to the Warrant as the amount returned from the segregated account(s) bears to the aggregate purchase price of all Warrant Shares originally subject to the Warrant. Should there not be sufficient Warrant Shares as to which the Warrant remains unexercised, the Company shall be

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entitled to cancel a corresponding number of shares or other securities acquired by the Purchaser upon exercise of the Warrant, or into which such shares or other securities so acquired shall have been converted, but only upon tendering to the Purchaser an amount equal to the exercise price paid by the Purchaser to obtain such shares or other securities upon exercise of the Warrant. Purchaser shall not transfer or otherwise dispose of all or any interest in the Warrant or shares of stock of other securities acquired upon exercise of the Warrant or upon conversion of shares of stock or other securities so acquired in any manner which would prevent partial cancellation of the Warrant in accordance with this paragraph. The provisions of Section 3 of the Warrant shall apply alike to the provisions of this subparagraph (i)(D).

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. To induce the Company to enter this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

         (a) Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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         (b) Authorization. The Purchaser has all requisite power and authority to enter into and perform, and has taken all actions necessary to authorize the Purchaser to enter into and perform, the Purchaser's obligations under this Agreement, and to consummate the transactions contemplated hereby and such execution, delivery and performance do not and will not require the consent, waiver, approval, license, designation or authorization of, or filing with any Person or public authority other than those which have been made or obtained. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

         (c) Information. The Purchaser has carefully reviewed this Agreement. The Purchaser and the Purchaser's advisors have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company's business and the terms and conditions of the Warrant and the Warrant Shares, and to obtain additional information, to the extent possessed by the Company or obtainable

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by it without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Purchaser. No oral or written representations or warranties have been made or oral or written information furnished or oral or written promises made to the Purchaser or the Purchaser's advisors in connection with the Company, the Warrant or the Warrant Shares which were in any way inconsistent with this Agreement or the Warrant. The Purchaser has performed its own due diligence with respect to this investment and is relying on the due diligence in making this investment.

         (d) Knowledge. The Purchaser, either alone or together with the Purchaser's trustees and/or other advisors, has such knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the purchase of the Warrant, to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto and to bear the economic risks of its investment.

         (e) Securities Registration. The Purchaser understands that neither the offering nor the sale of the Warrant or the Warrant Shares have been registered under the Securities Act of 1933, as

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amended (the "Act"), in reliance upon an exemption therefrom for non-public offerings, nor have such offering or sale been registered or qualified under any state securities or "Blue Sky" law in reliance upon similar exemptions. The Purchaser understands that the Warrant and the Warrant Shares must be held indefinitely unless disposed of pursuant to the terms and conditions of the Act and any state securities or "Blue Sky" law and any such disposition must either be registered under the Act and all applicable state securities or"Blue Sky" laws, or exempt from registration, and if requested, an opinion of counsel or other documentation in form satisfactory to the Company confirming such registration or exemption must be provided prior to any such disposition. The Purchaser further understands that except as specifically provided herein, the Company is under no obligation to register the Warrant or the Warrant Shares or to assist the Purchaser in complying with any exemption from registration. The Purchaser understands that neither this Agreement, the Warrant nor the Warrant Shares have been reviewed, approved or otherwise passed upon by the U.S. Securities and Exchange Commission, any state securities administrator, the National Association of Securities Dealers Inc., any securities or commodities exchange, or any other governmental agency or self-regulatory authority.

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         (f) Investment Intent. The Warrant is being purchased solely for the
Purchaser's own account for investment purposes only and not for the account of any other person and not, in whole or in part, for distribution, assignment or resale to others, and no other person has or will have a direct or indirect beneficial interest in the Warrant or the Warrant Shares.

         (g) Broker's Fees. No person or entity acting on behalf or under the authority of the Purchaser is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.


         (h) No Agency Relationship. The Purchaser is not acting as a nominee or agent for any Person, and does not have any contracts, understanding, agreements or arrangements with any Person to sell, transfer or grant participation in the Warrant to any Person.

         (i) Legends. The Purchaser acknowledges and understands that the instrument evidencing the Warrant and any Warrant Shares issuable pursuant thereto shall bear the legends specified in the Warrant (and such other legends, if any, required under state or

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federal securities laws in the reasonable opinion of legal counsel for the
Company).

         4. REGISTRATION AGREEMENT. The Company hereby grants to the Purchaser in respect of the Warrant Shares, and any securities of the Company into which the Warrant Shares are convertible, "piggy-back" registration rights similar to and at least as favorable as the "piggy-back" registration rights afforded to holders of Company's Series A Common Stock, as such rights are in effect from time to time.

         5.  INDEMNIFICATION.

         (a) The Purchaser shall indemnify and hold harmless the Company and its respective officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which they may incur by reason of the failure of the Purchaser to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Purchaser herein.

         (b) The Company shall indemnify and hold harmless the Purchaser and its respective officers, directors and affiliates

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from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which they may incur by reason of the failure of the Company to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Company herein.

         6.  MISCELLANEOUS.

         (a) Entire Agreement. This Agreement together with the Warrant constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written or oral, among the parties with respect to such subject matter.

         (b) Further Assurances. Within five days after receipt of a written request, each party agrees to provide the information and execute and deliver such documents reasonably requested by the other party in order to carry out the purposes of this Agreement.

         (c) Survival. The representations and warranties of each of the Purchaser and the Company set forth herein shall survive the purchase of the Warrant pursuant to this Agreement.

         (d) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Purchaser

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and their respective successors and permitted assigns.

         (e) Amendments. The terms and provisions of this Agreement may not be modified or amended except pursuant to an instrument signed by the parties.

         (g) Confidentiality. Each of the Company and the Purchaser agrees to maintain in confidence all proprietary information provided by the other in connection with the purchase of the Warrant, and not to disclose such information except to such advisors as may be assisting or advising such party in connection with such purchase and to instruct such persons to treat such information confidentially or as required by law. Confidential information shall not include (i) information which is known to either party or learned other than in connection with the transactions contemplated herein and not subject to any confidentiality agreement, (ii) is or becomes part of the public domain other than through a breach of this Agreement or (iii) is generally made available to others without restriction as to use.

         (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of

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such prohibition or invalidity, without invalidating the remainder of this
Agreement.

         (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by confirmed facsimile. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the respective addresses indicated below:

         To the Company:

                           The Edison Project
                           c/o WSI Inc.
                           Suite 1230, First Tennessee Plaza
                           800 Gay Street
                           Knoxville, Tennessee 37902
                           Attention: Laura Eshbaugh
                           Telephone: (423) 546-0999
                           Facsimile: (423) 546-1090

                           with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attention: John F.  Fritts
                           Telephone: (212) 504-6000
                           Facsimile: (212) 504-6666

         to the Purchaser:

                           The D2F2 Foundation

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                           268 Bush Street
                           PMB 4209
                           San Francisco, CA 94104
                           Telephone: (415)433-9727
                           Facsimile: (415)433-7476


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (j) Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

         (k) Prior Agreement. This Agreement is an Amended Agreement and supercedes and replaces the Warrant Purchase Agreement of even date between the Company and the Purchaser.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                                     THE EDISON PROJECT INC.


                                                     By: /s/ Laura Eshbaugh
                                                     Name: Laura Eshbaugh
                                                     Title: Vice President

                                                     THE D2F2 FOUNDATION

                                                     By:   /S/ Jane Spray

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                                                     Name:     Jane Spray
                                                     Title:      Treasurer


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